SALE AND CONVEYANCE AGREEMENT

THIS AGREEMENT made as of the 12th day of April 2010.

966749 Alberta Corp., a body corporate registered to carry on business in the Province of Alberta and having an office in the City of Calgary, in the Province of Alberta (hereinafter called “Vendor")

- and -

Xtrasafe, Inc., a body corporate registered to carry on business in the State of Florida and having an office in the City of Naples, in the State of Florida (hereinafter called "Purchaser").

WHEREAS the Vendor as to 100% of its 2.51255% working interest  has agreed to convey the Assets to the Purchaser and the Purchaser has agreed to purchase the Assets from the Vendor on the terms and conditions set forth herein;

NOW THEREFORE in consideration of the premises and the mutual covenants and warranties herein contained, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.01           Definitions.  In this Agreement, including the recitals and the Schedules, the following terms have the following meanings:

(a)	“Agreement” means this agreement dated April 12, 2010 between 966749 Alberta Corp. and Xtrasafe, Inc.;

(b)	"Assets" means all of the Vendor’s interest in the Lands, Lease and the 100/06-07-049-15W5/00 well;

(c)
"Closing" means the transfer of the Assets, the payment by the Purchaser of the Purchase Price and the delivery of all documents required hereby, which will occur at the Vendor’s office at the Closing Time;

(d)	"Closing Time" means 2:00 PM (Calgary time) on the 12th day of April, 2010, or such other time and date as the parties may agree;

(e)	“Consideration” means a cash consideration of $6,000.00 (Six Thousand dollars) plus GST in Canadian funds;

(f)	"Documents" means all contracts and agreements pertaining to the Assets and, to the extent they are in possession or control of the Vendor;

(g)	"Effective Time" means 8:00 am (Calgary time) on the 12th day of April, 2010;

(h)	“Lands” means the lands described in Schedule "A";

(i)
"Leases" means the petroleum and natural gas leases and other agreements by virtue of which the Vendor is entitled to explore for, recover, remove or dispose of hydrocarbon substances within the formations in the Lands described in Schedule "A";

(j)
“Right of First Refusal” means right of first refusal, pre-emptive right of purchase or similar right whereby any party has the right to acquire or purchase a portion of the Assets as a consequence of the Vendor having agreed to convey the Assets to the Purchaser in accordance herewith;

(k)	“Well” means the wellbore, casing, tubing, wellhead and other production equipment as described on Schedule “A”.

ARTICLE II

CONVEYANCE OF ASSETS
AND RELATED MATTERS

2.01
Conveyance Vendor, pursuant to and for the Consideration, the receipt and sufficiency of such consideration being hereby acknowledged by Vendor, hereby sells, assigns, transfers, conveys and sets over the Assets unto Purchaser, at the Closing Time, to have and to hold the same absolutely, together with all benefit and advantage to be derived therefrom.

2.02           Cash Allocation.  The cash consideration will be allocated as follows:

(a)           Lands and Leases:                                                                       $4,800.00
(b)           Tangibles:                                                                                     $1,190.00
(c           Miscellaneous Interests:                                                              $    10.00
(d)           GST on Tangibles:                                                                       $    59.50
TOTAL                                                                                         $6,059.50

2.03           Effective Time This Conveyance shall be effective as of the Effective Time;

2.04      Instruments of Conveyance and Transfer.

(a)
The Vendor agrees to prepare all necessary assignments or transfers of the Leases, notices of assignment, assignment and novation agreements and other documents of transfer and conveyance (“Specific Conveyances”) in a form and substance reasonably satisfactory to the Purchaser to effectively vest in the Purchaser good and sufficient title to the Assets; and

(b)
All Specific Conveyances that are prepared and circulated to the Purchaser at a reasonable time prior to Closing shall be executed and delivered by the parties at Closing.  Forthwith after Closing, the Purchaser shall circulate and at the Purchaser’s cost register, as the case may be, all Specific Conveyances that by their nature may be circulated or registered.

2.05
Rights of First Refusal Prior to or following Closing the parties hereto shall use all reasonable efforts to obtain and deliver to the other party all necessary consents, permissions and approvals by third parties and governmental and regulatory authorities in connection with the transaction contemplated herein.

2.06	Documents Vendor shall deliver at Closing to Purchaser all Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.01	Representations and Warranties of the Vendor

(a)
Encumbrances  Except for the encumbrances listed in Schedule “A”, the Assets are now, were at the Effective Time and will be at the Closing Time, free and clear of all liens, charges, encumbrances and adverse claims created by, through or under the Vendor or of which the Vendor is aware.

(b)	Claims. To the best of the Vendor’s knowledge:

(i)	there are no existing proceedings, actions or lawsuits against or with respect to the Assets or notifications in respect to any environmental deficiencies from any regulatory body.

(ii)
there are no orders or directives under any statute, law, rule, order or regulation which relates to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Lands, where such orders or directives have not been complied with in all material respects; or

(iii)
there are no demands or notices issued under any statute, law, rule, order or regulation with respect to the breach of any environmental, health or safety law applicable to the Lands, including, without limitation, any statute, law, rule, order or regulation respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding at the date hereof.

ARTICLE IV

CONDITIONS OF CLOSING

4.01
Conditions of the Vendor.  The obligation of the Vendor under this Agreement to consummate the transactions contemplated hereby is subject to the following conditions, which conditions may be waived at the option of the Vendor:

(a)
Legal Matters.  All instruments and documents required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby will be in form and substance satisfactory to the Vendor, acting reasonably, and executed and delivered by the Purchaser; and

4.02
Conditions of the Purchaser.  The obligation of the Purchaser under this Agreement to consummate the transactions contemplated hereby is subject to the following conditions, which conditions may be waived at the option of the Purchaser:

(a)
Accuracy of Representations and Warranties.  The Vendor's representations and warranties herein contained were true when made, have continued to be true in all material respects from the date hereof to the Closing Time and are true in all material respects as of the Closing Time.

(b)
Performance of Agreements.  The Vendor has performed all obligations and Agreements and complied with all covenants and conditions contained in this agreement to be performed or complied with by it at or prior to the Closing Time.

(c)
Legal Matters.  All instruments and documents required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby will be in form and substance satisfactory to the Purchaser, acting reasonably, and executed and delivered by the Vendor.

ARTICLE V

TITLE EXAMINATION

5.01
Access. Prior to the Closing Time, Purchaser shall have the opportunity to review all leases, agreements and other documents and correspondence, affecting the title of Vendor to the Assets as are in the possession of Vendor or to which Vendor has access and Purchaser shall be satisfied in its unrestricted discretion with the results of such title examination.

Deficiency Statement.  Prior to the Closing Date, Purchaser shall give to Vendor written notice of all defects of which it is aware which in its reasonable opinion adversely and materially affect the title of Vendor to the Assets and which Purchaser does not waive (all of which are herein referred to as "Title Defects").  Prior to the Closing Date, Vendor shall diligently make all reasonable efforts to cure or remove all Title Defects.  If all Title Defects are not cured or removed prior to the Closing Date, Purchaser, by notice to Vendor may elect:

(a)	to waive the uncured Title Defects and acquire the affected Assets without any abatement of the Purchase Price therefore; or

(b)	to terminate the agreement to acquire the Assets, in its entirety, without liability or obligation on the part of either party.

ARTICLE VI

ENVIRONMENTAL ASSESSMENT

6.01
Environmental Assessment.  Prior to the Closing Time, Purchaser shall be entitled to conduct all such environmental audits and assessments as it determines necessary and Purchaser shall be satisfied in its unrestricted discretion with the results of such environmental audits and assessments.

ARTICLE VII

INDEMNITY

7.01	Vendor
Vendor shall remain responsible to Purchaser for all claims, liabilities, losses, costs (including legal fees) and expenses and, in addition, shall indemnify and save harmless Purchaser from and against all claims, liabilities, losses, costs (including legal fees) and expenses, which Purchaser may pay, suffer or incur in respect of any matter or thing related to the Assets and accruing prior to the Effective Date.

7.02
Purchaser shall remain liable to Vendor for all losses, costs, damages and expenses whatsoever which the Vendor may incur as a result of any matter related to the Assets and subsequent to the Effective Time.

Article VIII

MISCELLANEOUS

8.01
Further Assurances.  After the Closing Time, at the Purchaser's request, without further consideration, the Vendor will execute and deliver or cause to be executed and delivered such other instruments of conveyance and transfer as the Purchaser reasonably may request to more effectively vest the Assets in the Purchaser.

8.02
Assignment.  Neither party may assign this Agreement or any part thereof prior to Closing. Except as otherwise provided herein, this Agreement will be binding upon and enure to the benefit of the parties and their successors and assigns.

8.03	Counterpart Execution. This Agreement may be executed in counterpart and all counterparts taken together shall constitute one agreement.

ARTICLE IX

CONDITIONS SATISFIED

9.01	Conditions Satisfied Each of the Vendor and Purchaser acknowledge and confirm that all conditions to the Closing contained in the Agreement have been satisfied or waived.

IN WITNESS WHEREOF the parties hereto have executed this Conveyance as of the day and year first above written.

966749 Alberta Corp.

/s/

Xtrasafe, Inc.

/s/

Execution page to, and forming part of a Sale and Conveyance Agreement dated April 12, 2010 between 966749 Alberta Corp., as Vendor and Xtrasafe, Inc., as Purchaser

Schedule “A”

Attached to and forming part of a Sale and Conveyance Agreement dated April 12, 2010 between 966749 Alberta Corp., as Vendor and Xtrasafe, Inc., as Purchaser

Lands                                           Lease                                P&NG Rights                                     Encumbrances

Twp 49 Rge 15 W5M: 7            Crown PNG Lease No.     PNG to base Shunda                          S/S Lessor0587090167Royalty

Well: Apex et al Peco 100/06-07-049-15W5/00